U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 11, 2017

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1821 Burdick Expressway, W
Minot, North Dakota 58701
(Address of principal executive offices)

(701 837-9600
 (Issuer's Telephone Number)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2017, at the Annual Meeting of Shareholders of the Company (the “2017 Annual Meeting”), the shareholders re-elected two persons nominated by the Board of Directors to serve as Directors for the ensuing year and until the next annual meeting of shareholders or until their successors are elected and qualified. The two nominees elected as Directors at the 2017 Annual Meeting were Gordon Dihle and Elizabeth Colby. Biographical information as to the above named persons were included in the Definitive Schedule 14A filed by the Registrant on May 24, 2017.

On July 11, 2017, Gordon Dihle, currently Chief Executive Officer and President of the Company, was re-elected by the vote of the board of directors as Chief Executive Officer and President. On July 11, 2017, Elizabeth Colby, currently Chief Financial Officer and Secretary of the Company, was re-elected by the vote of the board of directors as Chief Financial Officer and Secretary.

None of the directors elected at the 2017 Annual Meeting have any family relationship with any other director or to any executive officer of the Company, and there are no transactions in which any director or executive officer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Voluntary Disclosure of Events

On July 11, 2017, Capital Financial Holdings, Inc. (the “Company”) conducted its annual meeting of the shareholders in which the shareholders considered the following action items:

1.
To elect the Board of Directors of the Company
2.
To ratify the selection of Dave Banerjee, CPA-An Accountancy Corporation as the Company’s independent auditors for the fiscal year ended December 31, 2017.
3.
To approve the compensation of the named executive officers.
4.
To approve the frequency of advisory vote on executive compensation for 3 years.

A quorum was present at the meeting, and all action items were approved by the vote of a majority of the shareholders.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.
(Registrant)

Dated: July 11, 2017	By:	/s/ Gordon Dihle
Gordon Dihle, Chief Executive Officer

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